EXHIBIT 10.1

FORM OF PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT is made as of the 12th day of May, by and between ATP Oil & Gas Corporation (the “Company”), a corporation organized under the laws of the State of Texas, with its principal offices at 4600 Post Oak Place, Suite 200, Houston, Texas, 77027, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

1.    Sale and Purchase of the Shares.    The Company has authorized the sale of up to 4,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company on the terms and subject to the conditions set forth in this Agreement. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions contained in this Agreement, the number of Shares at the purchase price (“Purchase Price”) specified below such Purchaser’s name on the signature page attached hereto.

2.    Other Purchasers.    The Company intends to enter into this same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Shares to them. The Purchaser’s obligations hereunder are expressly not subject to or conditioned on the purchase of the Shares by any or all of the Other Purchasers.

3.    Closing; Delivery; Conditions.

o	3.1 Closing. The purchase and sale of the Shares (the “Closing”) shall occur as soon as practicable after the execution of this Agreement by the Company and the Purchasers at the time and location (the “Closing Date”) agreed upon by the Company and the Placement Agents (as defined herein). The Placement Agents will promptly notify the Purchasers of the Closing Date by facsimile transmission or otherwise.

o	3.2 Delivery of the Shares. Subject to the satisfaction of the conditions set forth below, at the Closing, the Company will deliver to each Purchaser one or more stock certificates, registered in the name of such Purchaser, representing the number of Shares to be purchased by such Purchaser as set forth under such Purchaser’s name on the signature page hereto and bearing an appropriate legend stating that the Shares have not been registered under the Securities Act (as defined herein) and cannot be sold unless registered under the Securities Act, or an exemption from registration is available. Such deliveries shall be made against payment of the aggregate Purchase Price by wire transfer to the account designated in writing by the Company, of immediately available funds, on the Closing Date. The name(s) in which the stock certificate are to be registered are set forth in the Stock Certificates Questionnaire attached hereto as part of Appendix I.

o	3.3 Closing Conditions.

■	(a) The Company’s respective obligations to complete the purchase and sale of the Shares and deliver the stock certificates representing the Shares to the Purchasers at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

•	(1) receipt by the Company of same-day funds in the full amount of the Purchase Price for the Shares being purchased hereunder; and

•	(2) the accuracy of the representations and warranties made by the

Purchasers and the fulfillment of those obligations of the Purchasers to be fulfilled prior to the Closing.

■	(b) The Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein on and as of the date of the Closing, the fulfillment in all material respects of those obligations of the Company to be fulfilled prior to the Closing and the delivery by Vinson & Elkins L.L.P., counsel to the Company, to the Purchaser and the Placement Agents, of an opinion letter addressing the matters set forth on Exhibit A (the “Opinion Letter”).

4.    Certain Definitions.    Unless the context otherwise requires, the terms defined in this Section 4 shall have the meaning herein specified for purposes of this Agreement.

“Agreement” means this agreement, including the exhibits and appendices thereto.

“Agreements” means this Agreement and the agreements executed by the Other Purchasers, collectively.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, except that a legal holiday recognized by the United States federal government shall not be a Business Day.

“Commission” means the Securities and Exchange Commission.

“Environmental Laws” means all applicable environmental, health and safety laws, rules, ordinances and regulations of a Governmental Entity in all jurisdictions (foreign or domestic) in which the Company or any of its Subsidiaries has done business or owned property, including, without limitation, the Oil Pollution Act of 1990 (“OPA”), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state municipal or other governmental body, agency, authority, department, commission, board, bureau, or instrumentality (domestic or foreign), as well as the NASDAQ Stock Market.

“Material Adverse Change” means a material adverse change in the financial condition, properties, business, or results of operations of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on the financial condition, properties, business, or results of operations of the Company and its Subsidiaries taken as a whole.

“Placement Agents” means CIBC World Markets Corp. and Sanders Morris Harris Inc.

“Private Placement Memorandum” means the Confidential Private Placement Memorandum dated April 14, 2003, including all exhibits thereto and documents incorporated by reference therein.

“Purchasers” means the Purchaser and the Other Purchasers.

“Registration Statement” means the registration statement on Form S-3, as may be amended, that will be filed pursuant to the Private Placement Memorandum with the Commission covering the re-sale of the Shares.

“Reserve Engineers” means Ryder Scott Company, L.P. and Troy-Okida Limited.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

5.    Representations, Warranties and Covenants of the Company.    The Company hereby represents and warrants to, and covenants with, the Purchaser, as of the date hereof and as of the date of the Closing as follows:

o	5.1 Organization and Qualification. The Company (and each of ATP Oil & Gas (UK) Limited and ATP Energy, Inc. (the “Subsidiaries”)) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation (or other entity) in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties, owned, leased or licensed by it requires such qualification, except where failure to so qualify or to be in good standing would not have a Material Adverse Effect.

o	5.2 Authorized Capital Stock. The Company had the authorized and outstanding capital stock set forth under the heading “Capitalization” in the Private Placement Memorandum, as of the date set forth therein. All of the issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Private Placement Memorandum. Except as disclosed in or contemplated by the Private Placement Memorandum, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock.

o	5.3 Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in the Agreements, will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No shareholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the Registration Statement) to require the Company to register the sale of any shares owned by such shareholder under the Securities Act in the Registration Statement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

o	5.4 No Public Offer. Assuming the accuracy of the representations and warranties of the Purchaser and each Other Purchaser, and compliance by each of them with the agreements contained herein, the offer, sale and issuance of the Shares will be exempt from the registration requirements of Section 5 of the Securities Act, and the Shares will have been registered or qualified (or exempt from registration or qualification) under applicable state securities laws.

o	5.5 Corporate Acts and Proceedings. The Company has the corporate power and authority to enter into the Agreements and perform the transactions contemplated hereby and thereby. The Agreements have been duly and validly authorized, executed and delivered by the Company. This execution, delivery and performance of the Agreements by the Company or its Subsidiaries and the consummation of the transactions herein contemplated will not (i) violate any provision of the organizational documents of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or (ii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or the Subsidiaries are a party or by which the Company or the Subsidiaries or their respective properties may be bound or affected or, to the Company’s knowledge, (B) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or its Subsidiaries or their respective properties in each case under (i) or (ii) which would have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers and payment of their respective Purchase Price, the Agreements will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification or contribution agreements of the Company in Section 9 hereof may be legally unenforceable.

o	5.6 Contracts. The contracts described in the Private Placement Memorandum as being in effect on the date hereof that are material to the Company, are in full force and effect on the date thereof; and neither the Company nor its Subsidiaries is, nor, to the Company’s knowledge, is any other party, in breach of or default under any of such contracts and nothing has occurred that with passage of time will result in a breach or default under any such contracts which would have a Material Adverse Effect.

o	5.7 Permits. The Company and each of its Subsidiaries hold all of the permits, licenses, certificates, consents, approvals, entitlements, plans, surveys, relocation plans, environmental impact reports and other authorizations of any Governmental Entity required or necessary to construct, own, operate, use and/or maintain their respective properties and conduct their operations as currently conducted, except where the failure to obtain such authorizations would not have a Material Adverse Effect.

o	5.8 No Actions. Other than as described in, or incorporated by reference to, the Private Placement Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, overtly threatened to which the Company or its Subsidiaries are or may be a party or of which property owned or leased by the Company or its Subsidiaries are or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Change; and no labor disturbance by the employees of the Company exists, or to the Company’s knowledge, is imminent, might reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries is a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

o	5.9 Properties. The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property other than oil and gas properties and good and marketable title to all personal property reflected as owned by them in the consolidated financial statements included in the Private Placement Memorandum. Each such property is not subject to any lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those which are not material in amount and do not materially adversely affect the use of such property by the Company or its Subsidiaries. Any property or building held under lease by the Company or its Subsidiaries is held under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, and defects except such as would not have a Material Adverse Effect.

o	5.10 Oil and Gas Properties. The Company and each of its subsidiaries has good and defensible title to its oil and gas properties, free and clear of all liens, encumbrances, security interests, and claims, title investigation having been carried out by or on behalf of such person in accordance with good practice in the oil and gas industry in the areas in which the Company operates except (i) as specified in the Private Placement Memorandum; (ii) liens for taxes, governmental charges, or claims of materialmen, mechanics and similar persons not yet due and payable; (iii) liens, claims and encumbrances under gas sales contracts, operating agreements, unitization and pooling agreements and such other agreements as are customarily found in connection with comparable drilling and producing operations; and (iv) other liens, claims, encumbrances and title defects that are, singly and in the aggregate, not material in amount and do not materially interfere with the Company’s or any of its Subsidiaries’ use or enjoyment of their respective oil and gas properties.

o	5.11 Reserve Reports. The Company’s reserve information contained in the Private Placement Memorandum is derived from reserve reports prepared by Ryder Scott Company, L.P., independent reserve engineers and the reserve reports prepared by Troy-Okida Limited, independent reserve engineers (the “Reserve Reports”). The factual information underlying the estimates of the reserves of the Company, which was supplied by the Company to the Reserve Engineers for the purpose of preparing the Reserve Reports, including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company’s ownership interests in properties, was true and correct in all material respects on the date of each such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineers were prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineers for purposes of preparing the Reserve Reports were prepared in accordance with customary industry practices; each of the Reserve Engineers were, as of the date of any Reserve Report prepared by it, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than normal production of the reserves and intervening oil and gas price fluctuations, the Company is not as of the date hereof and as of the date of closing will not be, aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Reserve Reports; estimates of such reserves and the present value of the future net cash flows therefrom in the Reserve Report comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

o	5.12 Intellectual Property. The Company and its Subsidiaries either own or have valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, geological data, geophysical data, engineering data, maps, interpretations, and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of oil, gas, condensate, and other hydrocarbons, with such exceptions as would not result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance in all material respects with such licenses and agreements and there are no pending or, to the best knowledge of the Company, threatened proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of the Company or its Subsidiaries to use, copy, modify, or distribute the same.

o	5.13 No Material Adverse Change. Since December 31, 2002, and except as disclosed in the Private Placement Memorandum, (i) neither the Company nor its Subsidiaries have incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) neither the Company nor its Subsidiaries have sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) neither the Company nor its Subsidiaries have paid or declared any dividends or other distributions with respect to its capital stock and the Company and its Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or its Subsidiaries other than the sale of the Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s or the Subsidiaries’ Board of Directors, as the case may be, or indebtedness material to the Company or its Subsidiaries (other than in the ordinary course of business); and (v) there has not been a Material Adverse Change.

o	5.14 Financial Statement. KPMG LLP (a) have expressed their opinion with respect to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, (b) have not given the Company any indication that they will not include such opinion in the Registration Statement and the Prospectus, and (c) have confirmed to the Company that they are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

o	5.15 No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate would not be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor its Subsidiaries are in violation or default of any provision of their certificate of incorporation or bylaws, or other organizational documents, or in breach of, or default with respect to, any provision of any material agreement filed as an exhibit to the Company’s filings with the Commission, any judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, or permit to which it is a party or by which it or any of its properties are bound, except such breaches or defaults which individually or in the aggregate would not be material to the Company and its Subsidiaries, taken as a whole.

o	5.16 Compliance. Neither the Company nor its Subsidiaries have been advised, and neither has any reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance therewith would not have a Material Adverse Effect.

o	5.17 Environmental Matters. The Company and its subsidiaries (i) are in compliance with Environmental Laws (ii) have received or otherwise timely applied for all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as described in the Private Placement Memorandum or where such noncompliance with applicable Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have Material Adverse Effect. In the ordinary course of its business, the Company conducts a periodic limited review of the effect of the Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated possible costs and liabilities (including, without limitation, any estimated capital or operating expenditures required for compliance with applicable Environmental Laws or any applicable permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties arising from acts or omission of the Company). On the basis of such review, the Company has reasonably concluded that such associated estimated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

o	5.18 Taxes. Each of the Company and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns which are required to be filed, or has received extensions thereof, and has paid or accrued all taxes shown as due thereon, and neither the Company nor its Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

o	5.19 Employee Benefit Plans.

■	(a) Neither the Company nor any affiliate of the Company contributes to or has an obligation to contribute to, and has not at any time within six years prior to the date hereof contributed to or had an obligation to contribute to, a plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this Section only, an “affiliate” of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. Neither the Company nor any of the employee benefit plans sponsored, maintained or contributed to by the Company (the “Company Benefit Plans”) has any obligation to provide or promises or provides medical, life insurance, or other welfare benefits to any person, whether retired or a former or active employee, following retirement or termination of employment except as is required under Section 4980B of the Code or Section 601 et. seq. of ERISA or any similar foreign law. Except for any matter that would not have a Material Adverse Effect: (1) each employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a currently effective favorable determination letter from the IRS that it is so qualified, is within the remedial amendment period to file for such a letter, or is a standardized prototype plan; (ii) all contributions due and payable on or before the date hereof in respect of any Company Benefit Plan have been made in full, or adequate accruals have been provided for in the Company financial statements for all other contributions or amounts in respect of the Company Benefit Plans for periods ending on or before the date hereof; (iii) each Company Benefit Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law, and no statement, announcement, agreement, or proposal, whether written or oral, has been made with regard to any Company Benefit Plan that is not in accordance with the terms of such Company Benefit Plan; and (iv) there are no claims against any of the employee benefit plans other than claims for benefits provided in the ordinary course of operation of the Company Benefit Plans.

■	(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any payment (including, without limitation, severance, unemployment, bonus, compensation, golden parachute or otherwise) becoming due to any shareholder, director, or any employee of the Company or any affiliate of the Company from the Company or any employee benefit plan or otherwise, (ii) increase any benefits otherwise payable under any employee benefit plan or (iii) result in any acceleration of the time of payment or vesting of any benefits.

o	5.20 Books, Records and Accounts. The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the financial statements fairly represent in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries.

o	5.21 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

o	5.22 Insurance. The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

o	5.23 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

o	5.24 Contributions. At no time since its incorporation has the Company, directly or indirectly, (i) used any corporate or other funds for gifts, entertainment or other unlawful contributions to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

o	5.25 Additional Information. The Company represents and warrants that the information contained in the following documents, which the Placement Agent has furnished to the Purchaser, or will furnish prior to the Closing, is and will be true and correct in all material respects as of the respective dates that they were filed with the Commission, or their final dates, if not filed with the Commission and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading:

■	(1) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

■	(2) the Company’s Proxy Statement for the 2002 Annual Meeting of Shareholders;

■	(3) the Private Placement Memorandum, including all addenda and exhibits thereto (other than the Appendices); and

■	(4) all other documents, if any, filed by the Company with the Commission since December 31, 2002 pursuant to the reporting requirements of the Exchange Act.

6.    Representations, Warranties and Covenants of the Purchaser.

o	6.1 Investment Intent and Expense. The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of such Purchaser’s Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase such Shares; (ii) the Purchaser is acquiring the number of Shares set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act; (iii) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, both attached hereto as Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true, correct and complete as of the date hereof and will be true, correct and complete as of the effective date of the Registration Statement; (iv) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page hereto, relied solely upon the Private Placement Memorandum and the documents included therein and the representations and warranties of the Company contained herein; and (v) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

o	6.2 Restrictions on Transfer. The Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate Purchaser’s certificate: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with all federal laws and requirements, including without limitation the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities or blue sky laws and, if applicable, (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company determines the use of the prospectus forming a part of the Registration Statement should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus and the Purchaser hereby covenants that it will thereafter solely utilize said amended or supplemented prospectus for the sale of Shares. The Purchaser further covenants to notify the Company or its transfer agent of the sale of any or all of its Shares.

o	6.3 Authorization. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 9 hereof may be legally unenforceable.

o	6.4 No Legal, Tax or Investment Advice. Purchaser understands that nothing in the Private Placement Memorandum, the Agreement, the Opinion Letter or any other materials presented to

Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

o	6.5 Further Agreements of Purchaser.

■	(a) The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations promulgated thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

■	(b) The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

■	(c) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

■	(d) The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may only be sold pursuant to an exemption from registration under the Securities Act of 1933. The Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act.”

■	(e) The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

■	(f) The Purchaser represents and warrants that the Purchaser has access to the Company’s annual and quarterly reports, proxy statements and other information filed with the Commission.

■	(g) The Purchaser agrees to the delivery by electronic means of the documents incorporated by reference into the Private Placement Memorandum.

7.    Survival of Representations, Warranties and Agreements.    Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

8.    Covenants.

o	8.1 Registration Procedures and Expenses.

■	(a) The Company shall:

•	(1) as soon as practicable after the Closing, but in no event later than 10 Business Days following the Closing, prepare and file with the Commission the Registration Statement relating to the sale of the Shares by the Purchaser from time to time through the automated quotation system of the Nasdaq National Market or the facilities of any national securities exchange on which the Company’s Common Stock is then traded or in privately-negotiated transactions;

•	(2) use its best efforts subject to receipt of necessary information from the Purchasers, to cooperate with the Commission in any review process prior to its declaring the Registration Statement effective and notify the Purchasers promptly upon the Registration Statement or any post-effective amendment thereto being declared effective by the Commission;

•	(3) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith and take any other action as may be necessary to keep the Registration Statement effective until the earlier of (i) twenty-four (24) months after the effective date of the Registration Statement or (ii) the date on which the Shares may be resold by the Purchasers without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect;

•	(4) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

•	(5) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

•	(6) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

•	(7) bear all expenses in connection with the procedures in paragraphs (1) through (6) of this Section 8.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any.

■	(b) The Company covenants that it will use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Purchaser, make publicly available other information), and it will take such further action as any Purchaser may reasonably request, all to the extent required from time to time to enable such Purchaser to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Purchaser, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

o	8.2 Transfer of Shares After Registration. The Purchaser agrees that for so long as the Registration Statement is effective and Purchaser is entitled to use the Registration Statement to effect sales as described in the “Plan of Distribution” in the Registration Statement, it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 8.1, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or the section of the Registration Statement entitled “Plan of Distribution.”

o	8.3 Listing of Shares. The Company agrees to promptly file a supplemental listing application for the purpose of listing of the Shares on the NASDAQ Stock Market.

o	8.4 Form D Filing. The Company shall file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Regulation D of the Securities Act, unless the Company otherwise determines that such a filing is not necessary.

o	8.5 Information Available. So long as the Registration Statement covering the resale of Shares owned by the Purchaser is effective, the Company will furnish to the Purchaser:

■	(1) upon request, as soon as practicable (but in the case of the Company’s Annual Report to Shareholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States by a firm of certified public accountants of recognized standing), (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K, (iii) each of its Quarterly Reports to Shareholders and, if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

■	(2) upon request, all exhibits excluded by the parenthetical to the last clause of the immediately preceding paragraph and all other information that is generally available to the public;

■	(3) upon the reasonable request of the Purchaser, a reasonable number of copies of the prospectuses to satisfy its prospectus delivery requirements under the Securities Act;

and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares subject to appropriate confidentiality limitations.

9    Indemnification.    For the purpose of this Section 9 only:

■	(1) The term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 8.1.

■	(2) The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform in all material respects its obligations hereunder or under law, and will reimburse each Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 6.2 or 8.2 hereof respecting sale of the Shares, or (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

■	(3) Each Purchaser will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Sections 6.2 or 8.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

■	(4) Promptly after receipt by an indemnified party under this Section 9 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9 promptly notify the indemnifying party in writing thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, which may be the Company’s regular outside counsel; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, based upon the advice of such indemnified party’s counsel, the indemnified party shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently reasonably incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (2), representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

■	(5) If the indemnification provided for in this Section 9 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (2), (3) or (4) of this Section 9 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (3) of this Section 9, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (3) of this Section 9 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (5); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (4) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 9, in no event shall a Purchaser hereunder be required to contribute under this paragraph (5) unless said Purchaser is an indemnifying party pursuant to paragraph (3) of this Section 9 for the losses, claims, damages, liabilities or expenses resulting in a contribution and no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 9 are several and not joint.

10.    Broker’s Fee.    The Purchaser acknowledges that the Company intends to pay to the Placement Agents a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

11.    Notices.    All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(1) if	to the Company, to:

4600 Post Oak Place

Suite 200

Houston, Texas 77027

Attn: Al Reese Jr.

Fax: (713) 622-5101

with a copy to:

Vinson & Elkins, LLP

1001 Fannin Street, Suite 2300

Houston, Texas 77002

Attn: T. Mark Kelly, Esq.

Fax: (713) 615-5531

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(2)	if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

12.    Confidentiality.    The Company will not release any information relating to any Purchaser or affiliate, including, but not limited to, the name of such Purchaser or affiliate in a press release or other public form of dissemination of information without obtaining prior written consent of such Purchaser, except as required by law, and except that the Purchaser’s identity and related information may be included in the Registration Statement as required by the Securities Act.

13.    Changes.    This Agreement may not be modified or amended except pursuant to an instrument in writing signed by an authorized representative of the Company and the Purchaser.

14.    Headings.    The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

15.    Severability.    In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

16.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws and the federal law of the United States of America.

17.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

ATP OIL & GAS CORPORATION

By: Its:

Name of Purchaser (Individual or Institution)	Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)	Signature of Individual Purchaser or Individual representing Purchaser

Address:

Telephone:

Telecopier:

Number to Be Purchased	Price Per Share In Dollars	Aggregate Price
$

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire

Purchase Agreement which follows)

A. Complete	the following items on BOTH Purchase Agreements:

1. Page	[24] - Signature:

(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

2.	Appendix I - Stock Certificate Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire.

Appendix I - Registration Statement Questionnaire:

Provide the information requested by the Registration Statement Questionnaire.

3.	Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to:

CIBC World Markets Corp.

417 5th Avenue, 2nd Floor

New York, New York 60016

Attention: Richard Tobin

Fax: 212-667-5730

B.	Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C.	Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

(i)	must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser’s request); and

(ii)	must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred.

Appendix I

(one of two)

ATP OIL & GAS CORPORATION

STOCK CERTIFICATE QUESTIONNAIRE

Please provide us with the following information as per Section 3 of the Purchase Agreement.

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Appendix I

(two of two)

ATP OIL & GAS CORPORATION

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

1.    Pursuant to the “Selling Shareholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

2.    Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

3.    Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

             Yes              No

If yes, please indicate the nature of any such relationships below:

Appendix II

Attention:

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, [an officer of, or other person duly authorized by]

    [fill in official name of individual or institution]

hereby certifies that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on                                          in accordance

[date]

Registration Statement number                                                                                            and the requirement of delivering a

                                                                         [fill in the number of or otherwise identify Registration Statement]

current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser

(Individual or Institution):

Name of Individual representing

Purchaser (if an Institution)

Title of Individual representing

Purchaser (if an Institution):

Signature by:

Individual Purchaser or Individual representing Purchaser:

EXHIBIT A

Form of Opinion

1.    The Company and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Private Placement Memorandum, and the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it or location of the assets or properties, owned, leased or licensed by it requires such qualification, except where failure to so qualify or to be in good standing would not have a Material Adverse Effect.

2.    The Company has the authorized and outstanding capital stock set forth in the Private Placement Memorandum. All of the issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and conform in all material respects to the description thereof contained in the Private Placement Memorandum. Except as disclosed in or contemplated by the Private Placement Memorandum, the Company does not have outstanding any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock pursuant to Texas law or the Company’s articles of incorporation or bylaws or any agreement or other instrument known to us to which the Company is a party or by which it may be bound.

3.    The Company has the corporate power and authority to enter into the Purchase Agreements and perform the transactions contemplated thereby. The Purchase Agreements have been duly and validly authorized, executed and delivered by the Company.

4.    The execution, delivery and performance of the Purchase Agreements by the Company and the consummation of the transactions therein contemplated will not violate any provision of the organizational documents of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument that is filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2002, and in each case which would have a Material Adverse Effect or, to our knowledge, under any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or its Subsidiaries or their respective properties; provided, however, that for purposes of this paragraph we express no opinion with respect to Federal or state securities laws.

5.    The Shares have been duly authorized and, when issued, delivered and paid for by the Purchasers in the manner set forth in the Purchase Agreements, will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum.

6.    No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of the Purchase Agreements or the consummation of the transactions contemplated thereby, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Shares.

7.    Assuming the accuracy of the representations and warranties of each Purchaser and the Company and compliance by each of them with the agreements contained in the Purchase Agreements, no registration of the Shares under the Securities Act is required for the offer and sale of the Shares in the manner contemplated by the Purchase Agreements, it being understood that no opinion is expressed to any subsequent resale of any such Shares.

8.    The Company is not an “investment company” within the meaning of the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company’s securities.

In addition, such counsel shall state that they have acted as counsel to the Company in connection with the preparation of the Private Placement Memorandum, and although such counsel does not assume responsibility for the accuracy, completeness or fairness of, any portion of the Private Placement Memorandum, as amended or supplemented, information has come to the attention of such counsel that caused such counsel to believe that, as of its date and as of the date of its opinion, the Private Placement Memorandum (other than the financial statements, including the notes thereto, and the other financial, reserve and statistical information contained or incorporated by reference therein, as to which no opinion or comment shall be made), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine and (iii) state that their opinion is limited to federal laws, the contract laws of the State of New York and the laws of the State of Texas.